Exhibit 99.2

Ozop Energy Solutions, Inc. Attending Agent Summit 2022 Conference beginning May 15 in Las Vegas

Ozop Plus is Reinsurance Symposium Premier Sponsor

Florida, NY, May 13, 2022 - - (GLOBE NEWSWIRE) Ozop Energy Solutions. Inc. (OZSC), is pleased to announce that its subsidiary EV Insurance Company, Inc. DB Ozop Plus will be attending The Agent Summit Conference in Las Vegas May 15th-18th. The Agent Summit Conference is created by people who recognize that general agents have a unique role in selling and purchasing of vehicles. It is the only event in the industry that is designed specifically by agents for agents, the backbone helping auto dealers drive their profitability.

Ozop Plus sponsoring the Reinsurance Symposium will allow the Company to kick-off and introduce itself of becoming the battery reinsurer of electric vehicles (“EV’s”) in the vehicle service contract (“VSC”) industry. Brian Conway, CEO of OZSC stated “Ozop Plus has a two-fold purpose in attending the conference, the first of which is to meet with insurers who have either not designed a VSC that covers the battery, or where their existing coverage lacks the clarity that consumers are looking for. Ozop Plus through its independent professional actuarial firm has developed a methodology that allows us to be comfortable with the risk of reinsuring the battery, by far the most expensive part of the EV. The second purpose of going to the conference, is to meet with agents to expand the sales and marketing of the Ozop Plus white-label product. We will be represented by key team members at the event.”

Richard Colton, Ozop Plus Vice President of Product Development stated “Based on our expertise in battery technology and knowledge of the re-purposing and monetization of a damaged battery, Ozop Plus has developed our reinsurance program to allow other insurers to cede their risk of potential losses regarding the battery to us.”

The actuarial firm engaged by Ozop Plus worked with OZSC and utilized the Company’s experience and expertise in battery technology as well as in energy storage systems in developing the anticipated risks of reinsuring the battery.

Anthony Lucidi, Ozop Plus Vice President of Sales and Marketing, stated “We are very much looking forward to this event and to meet potential distribution partners as our agents, that have the necessary key relationships with car dealers as well as the Finance and Insurance employees of the dealership. We believe our white-label product will be best in class and give the most “peace of mind” to an EV purchaser.”

About Ozop Energy Solutions.

Ozop Energy Solutions (http://ozopenergy.com/) invents, designs, develops, manufactures, and distributes ultra-high-power chargers, inverters, and power supplies for a wide variety of applications in the defense, heavy industrial, aircraft ground support, maritime and other sectors. Our strategy focuses on capturing a significant share of the rapidly growing renewable energy market as a provider of assets and infrastructure needed to store energy.

About Ozop Energy Systems, Inc.

Ozop Energy Systems is a manufacturer and distributor of Renewable Energy products in the Energy Storage, Solar, Microgrids, and EV charging Station space. We offer a broad portfolio of Renewable Energy products at competitive prices with a commitment to customer satisfaction from selection, to ordering, shipping, and delivery.

About Ozop Engineering and Design

Ozop Engineering and Design engineers’ energy efficient, easy to install and use, digital lighting controls solutions for commercial buildings, campuses, and sports complexes throughout North America. Products include relays panels, controllers, occupancy/vacancy sensors, daylight sensors and wall switch stations. Ozop has a dedicated design team that produces system drawings and a technical support group for product questions and onsite system commissioning. Our mission is to be recognized for our deep understanding of power management systems and ability to provide the right solution for each facility.

www.ozopengineering.com

About Ozop Capital Partners

Ozop Capital Partners, Inc. is a majority owned subsidiary of the Company, and wholly owns EV Insurance Company, Inc. (“EVIC”). EVIC, DBA Ozop Plus is licensed as a captive insurer that reinsures.

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Investor Relations Contact – Ozop

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